PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS


                    Fourth Amendment to Declaration of Trust


The undersigned, individually as Trustee of Phoenix Duff & Phelps Institutional Mutual Funds, a Massachusetts business trust organized under a Declaration of Trust dated December 4, 1995, as amended February 26, 1996, February 18, 1997 and March 3, 1998, (the "Trust"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees, acting pursuant to ARTICLE VI Section 3 of said Declaration of Trust and for the purpose of curing ARTICLE III Section 2(d) which is internally ambiguous and inconsistent with ARTICLE III Section 2(h) and for the further purpose of abolishing three (3) Series of Shares denominated "Phoenix Duff & Phelps Institutional Mutual Funds U.S. Government Securities Portfolio", "Phoenix Duff & Phelps Institutional Money Market Portfolio", and "Phoenix Duff & Phelps Institutional Balanced Portfolio" unanimously voted to amend said Trust effective on October 28, 1998 as follows:

1. by deleting in Section 2(d) of Article III the words "subject to the approval of a Vote of a Majority of the Outstanding Voting Securities of that Series." and

2. by deleting the first paragraph of Section 3 of Article III and by inserting in lieu of such paragraph the following paragraph:

          "Without limiting the authority of the Trustees set forth in Section
          3.1 to establish and designate any further Series, the following five Series are hereby established and designated: "Phoenix Core Equity Portfolio", "Phoenix Duff & Phelps Institutional Enhanced Reserves Portfolio", "Phoenix Institutional Growth Stock Portfolio", "Phoenix Duff & Phelps Institutional Managed Bond Portfolio", and "Phoenix Real Estate Equity Securities Portfolio".

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of November, 1998.


                                   /s/ Philip R. McLoughlin
                                   ---------------------------------------------
                                   Philip R. McLoughlin, individually and as
                                   attorney-in-fact for Robert Chesek, E. Virgil Conway, William W. Crawford, Harry Dalzell-Payne, William N. Georgeson, Francis
                                   E. Jeffries, Leroy Keith, Jr., Eileen A.
                                   Moran, Everett L. Morris, James M. Oates,
                                   Richard A. Pavia, Calvin J. Pedersen, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.


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                        DELEGATION AND POWER OF ATTORNEY


                PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS


The undersigned, being all of the Trustees of Phoenix Duff & Phelps Institutional Mutual Funds (the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

1. Pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated December 4, 1995, establishing the Phoenix Duff & Phelps Institutional Mutual Funds, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his or her agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

2. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 26th day of August 1998.


/s/ Robert Chesek                            /s/ William N. Georgeson
------------------------------               ----------------------------------
Robert Chesek                                William N. Georgeson


/s/ E. Virgil Conway                         /s/ Francis E. Jeffries
------------------------------               ----------------------------------
E. Virgil Conway                             Francis E. Jeffries


/s/ William W. Crawford                      /s/ Leroy Keith, Jr.
------------------------------               ----------------------------------
William W. Crawford                          Leroy Keith, Jr.


/s/ Harry Dalzell-Payne                      /s/ Eileen A. Moran
------------------------------               ----------------------------------
Harry Dalzell-Payne                          Eileen A. Moran

DELEGATION AND POWER OF ATTORNEY
August 26, 1998


/s/ Everett L. Morris                        /s/ Herbert Roth, Jr.
------------------------------               ----------------------------------
Everett L. Morris                            Herbert Roth, Jr.


/s/ James M. Oates                           /s/ Richard E. Segerson
------------------------------               ----------------------------------
James M. Oates                               Richard E. Segerson


/s/ Richard A. Pavia                         /s/ Lowell P. Weicker, Jr.
------------------------------               ----------------------------------
Richard A. Pavia                             Lowell P. Weicker, Jr.


/s/ Calvin J. Pedersen
------------------------------
Calvin J. Pedersen